UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

CytoDyn Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0‑11.

CYTODYN INC.

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980‑8524

September 28, 2026

Dear CytoDyn Stockholder:

You are cordially invited to virtually attend the 2026 Annual Meeting of Stockholders of CytoDyn Inc. (the “Company”) to be held solely online via a live webcast at 9:30 a.m., Pacific Time, on November 20, 2026 at https://web.viewproxy.com/CYDY/2026. There is no physical location for the Annual Meeting. To attend and vote at the Annual Meeting, you must be a stockholder of record as of the close of business on September 24, 2026, or hold a legal proxy, as explained in the “Voting, Revocation, and Solicitation of Proxies” and “Attendance at the Annual Meeting” sections of the accompanying proxy statement.

The matters to be presented for action at the Annual Meeting are (i) the election of five directors to our Board of Directors; (ii) ratification, on an advisory (non-binding) basis, of the appointment of our auditors; and (iii) approval, on an advisory (non-binding) basis, of our named executive officer compensation. We may also act on such other business as it may properly come before the Annual Meeting.

We are excited about the future of our Company. It is vitally important that your shares are represented and voted, whether or not you are able to attend the virtual meeting. We urge you to promptly vote and submit your proxy (1) via the Internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience.

Sincerely,

Jacob Lalezari

Chief Executive Officer

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

150 Clove Road, Suite 400, Little Falls, NJ 07424

Email: LogisticsSupport@allianceadvisors.com

CYTODYN INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 20, 2026

You are invited to virtually attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of CytoDyn Inc., a Delaware corporation (the “Company”), to be held at 9:30 a.m., Pacific Time, on November 20, 2026, via a live webcast at https://web.viewproxy.com/CYDY/2026.

The Board of Directors has fixed September 24, 2026 as the record date for the meeting. Only stockholders of record at the close of business on September 24, 2026, or who hold a legal proxy, are entitled to notice of, to vote at, and to virtually attend the Annual Meeting or any postponements or adjournments thereof. Please refer to the “Voting, Revocation, and Solicitation of Proxies” and “Attendance at the Annual Meeting” sections of the accompanying Proxy Statement for additional information.

The Annual Meeting is being held to consider and vote on the following matters:

1.
Election of five (5) directors to serve on the Board of Directors until the 2027 Annual Meeting of Stockholders, until their successors are duly elected and qualified or until their earlier death, resignation or removal;
2.
Ratification, on an advisory (non-binding) basis, of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending May 31, 2027;
3.
Approval, on an advisory (non-binding) basis, of our named executive officer compensation; and
4.
Transaction of any other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Whether or not you are able to virtually attend the meeting, please promptly vote and submit your proxy (1) via the internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience. If you are a stockholder of record at the close of business on September 24, 2026, or hold a legal proxy, and virtually attend the Annual Meeting, you may revoke your proxy and vote your shares at the meeting.

The Board of Directors of the Company recommends that you vote “FOR” the election of the Board’s nominees for directors named in this Proxy Statement, and “FOR” Proposals 2 and 3 above, using the enclosed proxy card.

We urge you to read this Proxy Statement carefully and to vote promptly through the internet, by telephone, or by mail. This will ensure the presence of a quorum at the meeting. For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail. You can request to receive proxy materials by mail or e-mail as well. Promptly voting your shares via internet, by telephone, or by signing, dating, and returning the proxy card or voting instruction form, will save us the expense and extra work of additional solicitation.

By Order of the Board of Directors

Tyler Blok
Corporate Secretary
Vancouver, Washington
September 28, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL

STOCKHOLDERS’ MEETING TO BE HELD ON NOVEMBER 20, 2026:

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, are available at https://web.viewproxy.com/CYDY/2026.

PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CytoDyn Inc., a Delaware corporation (“CytoDyn” or the “Company”), to be voted at our Annual Meeting of Stockholders to be held on November 20, 2026 at 9:30 a.m., Pacific Time, in a solely virtual format (the “Annual Meeting”), and any postponements or adjournments thereof. There is no physical location for the Annual Meeting. Website references throughout this document are provided for convenience only, and the content on the referenced website is not incorporated by reference into this document.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Our proxy materials are available at https://web.viewproxy.com/CYDY/2026. The following materials are available for review:

•
Proxy Statement;
•
Our Annual Report on Form 10-K for the fiscal year ended May 31, 2026;
•
Notice of Internet Availability of Proxy Materials; and
•
Proxy Card.

We provided electronic access to our proxy materials beginning on or about September 28, 2026. On or about September 28, 2026, we mailed to our stockholders the Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the Proxy Statement via the internet and how to vote online. The Securities and Exchange Commission (the “SEC”) allows the delivery of proxy materials to stockholders over the internet. We believe that this offers a convenient way for stockholders to review the proxy materials, while also reducing printing and mailing expenses and lessening the environmental impact of paper copies.

VOTING, REVOCATION, AND SOLICITATION OF PROXIES

Solicitation of Proxies. Proxies to vote at the Annual Meeting are being solicited by and on behalf of the Board, with the cost of solicitation borne by the Company. Solicitation may also be made by directors, officers and employees of the Company in person, by telephone or otherwise without additional compensation for such services.

Voting. You may submit a proxy to have your shares of common stock voted at the Annual Meeting in one of three ways: (1) via the internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience. When a proxy is properly returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the proxies will be counted for purposes of determining whether or not a quorum is present and will be voted in accordance with the recommendations of our Board, as stated in the Notice of Annual Meeting of Stockholders. If a stockholder of record as of the close of business on September 24, 2026, or a holder of a legal proxy, virtually attends the Annual

Meeting, he or she may vote at the Annual Meeting. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to vote your shares.

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange (the “NYSE”) but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the NYSE. Although the NYSE may not announce which proposals will be deemed routine until after the date on which this Proxy Statement has been mailed to you, we expect that the election of directors and the advisory vote on named executive officer compensation will be deemed non-routine. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to direct the voting of your shares.

Revocation of Proxies. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by submitting a later-dated proxy prior to a vote being taken at the Annual Meeting. Attendance at the Annual Meeting alone will not revoke a previously submitted proxy. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to revoke previously submitted voting instructions relating to your shares.

ATTENDANCE AT THE ANNUAL MEETING

You will be able to attend the Stockholder Meeting by first registering at https://web.viewproxy.com/CYDY/2026. You will receive a meeting invitation by e-mail with your unique join link prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting.

We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting.

If you are a registered holder, your virtual control number will be on your Notice of Internet Availability of Proxy Materials or proxy card.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the annual meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2026 annual meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://web.viewproxy.com/CYDY/2026. On the day of the annual meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

Technical Difficulties

There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 9:15 a.m. Pacific Time on November 20, 2026, the day of the meeting, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email virtualmeeting@viewproxy.com, or call 866-612-8937.

OUTSTANDING VOTING SECURITIES AND QUORUM

Under our Amended and Restated Certificate of Incorporation, as amended, only shares of common stock, par value $0.001 per share, of the Company are entitled to vote at the Annual Meeting. Stockholders of record as of the close of business on September 24, 2026, are entitled to one vote at the Annual Meeting for each share of common stock then held by the stockholder. As of that date, the Company had 1,469,518,019 shares of common stock issued and outstanding. The presence, in person (by attendance at the virtual meeting) or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote will constitute a quorum at the Annual Meeting. Abstentions will be considered present for purposes of determining the presence of a quorum at the Annual Meeting.

A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. Broker non-votes will not be considered present for purposes of determining the presence of a quorum at the Annual Meeting if the NYSE determines that none of the proposals are “routine,” but will be considered present for purposes of determining the presence of a quorum at the Annual Meeting if the NYSE determines that one or more of the proposals is routine. As of the date of this Proxy Statement, we believe that the NYSE will determine that Proposals 1 and 3 are non-routine, but that Proposal 2 is routine.

VOTES REQUIRED

Pursuant to the General Corporation Law of the State of Delaware and our Amended and Restated By-laws (our “By-laws”), the five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected, provided that a quorum is present at the Annual Meeting. Proposals 2 and 3 will be approved, on an advisory basis, if a quorum exists and the votes cast “for” the proposal exceed the votes cast “against” the proposal. If a quorum is present, shares that are not represented at the Annual Meeting, shares that abstain from voting, and broker non-votes, if any, will have no effect on the outcome of voting on Proposals 1, 2, and 3.

SUMMARY TERM SHEET

The following is only a summary of certain material information contained in this document. You should carefully review this entire document to understand the proposals fully.

•
Time and Place of Annual Meeting (see Notice of Annual Meeting of Stockholders): 9:30 a.m., Pacific Time, on November 20, 2026, solely in virtual format. Stockholders of record as of the close of business on September 24, 2026, or holding a legal proxy, may access the Annual Meeting virtually at https://web.viewproxy.com/CYDY/2026. See “Attendance at the Annual Meeting” above for additional information on how to access the Annual Meeting.
•
Record Date (see page 2): You are entitled to vote on the proposals to be presented at the Annual Meeting if you owned common stock of the Company as of the close of business on September 24, 2026, either of record or in street name.
•
Proposals to be Voted on (see Notice of Annual Meeting of Stockholders): Matters to be presented for action at the meeting include (i) election of five (5) directors to serve on the Board until the 2027 Annual Meeting of Stockholders, until their successors are duly elected and qualified or until their earlier death, resignation or removal; (ii) ratification, on an advisory (non-binding) basis, of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending May 31, 2027; and (iii) approval, on an advisory (non-binding) basis, of our named executive officer compensation.
•
Recommendation of the Board (see pages 16-24): The Board recommends that you vote “FOR” the election of the Board’s nominees for director named in this Proxy Statement and “FOR” Proposals 2 and 3.
•
Vote Required: Pursuant to the General Corporation Law of the State of Delaware and our By-laws, the five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected, provided that a quorum is present at the Annual Meeting. Proposals 2 and 3 will be approved, on an advisory basis, if a quorum exists and the votes cast “for” the proposal exceed the votes cast “against” the proposal. If a quorum is present, shares that are not represented at the Annual Meeting, shares that abstain from voting, and broker non-votes, if any, will have no effect on the outcome of voting on Proposals 1, 2, and 3.
•
How to Vote Your Shares (see page 1): You may submit a proxy to have your shares of common stock voted at the Annual Meeting in one of three ways: (1) via the internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience. In order to assure that your vote is recorded, please submit your proxy even if you are a stockholder of record as of the close of business on September 24, 2026, and currently plan to virtually attend the Annual Meeting.
•
How to Revoke Your Proxy (see page 2): Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by submitting a later-dated proxy prior to a vote being taken at the Annual Meeting. Attendance at the Annual Meeting alone will not be sufficient to revoke a previously submitted proxy. If you hold shares through a broker or nominee (that is, in “street name”), please follow their directions on how to revoke previously submitted instructions relating to your shares.

•
Voting of Shares Held in “Street Name” (see pages 1-2): Your broker is permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the NYSE but is not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the NYSE. The determination of which proposals are deemed routine versus non-routine may not be made by the NYSE until after the date on which this Proxy Statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to direct the voting of your shares.
•
Whom You Should Contact with Questions: If you have further questions, or require any assistance in voting your shares, please contact Alliance Advisors LLC, at:

Alliance Advisors LLC

150 Clove Road, Suite 400, Little Falls, NJ 07424

Email: LogisticsSupport@allianceadvisors.com

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Directors and Board Committees

The following table lists each of our five current directors and sets forth information about their committee memberships:

			Board committees
Director name	Age	Independent	Audit	Compensation	Nom/Gov
Tanya D. Urbach, Board Chair	59	Yes	M	M	C
Lishomwa C. Ndhlovu, M.D., Ph.D.	56	Yes			M
Karen J. Brunke, Ph.D.	74	Yes		M
Ryan M. Dunlap	56	Yes	C		M
Stephen M. Simes	74	Yes	M	C

C indicates chair of respective board committee.

M indicates member of respective board committee.

Board Meetings

The Board held eight meetings during the Company’s fiscal year ended May 31, 2026. During the 2026 fiscal year, each of the then-current directors attended at least 75 percent of the total number of the meetings of the Board and the meetings held by each committee of the Board on which they served during their tenure on such committee or the Board.

It is our policy that our Board members attend our Annual Meeting. At our 2025 Annual Meeting, all then-current Board members participated in the virtual Annual Meeting.

Board Leadership Structure

Our Board is currently chaired by our non-employee independent director Tanya D. Urbach. Ms. Urbach has served as Board Chair since January 2022. The Board believes its current Board leadership structure, which reflects the separation of the Chair and Principal Executive Officer positions, enables the Board to govern in the best interests of the Company and its stockholders.

The Board’s Role in Risk Oversight

Our management is responsible for identifying, assessing, and managing the material risks we face. The Board generally oversees risk management practices and processes and, both as a whole and through the Audit Committee, periodically discusses with management strategic and financial risks associated with our operations, their potential impact on us, and the steps taken to manage these risks.

While the Board is ultimately responsible for risk oversight, the Board’s committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risks and discusses with management and our independent registered public accounting firm our policies and practices with respect to risks and particular areas of risk exposure. The Nominating and Corporate Governance Committee oversees recruitment of potential director nominees and succession planning for our executive positions. The Compensation Committee monitors our incentive compensation programs to assure that management is not encouraged to take actions involving excessive risk.

Cybersecurity

We have established processes for assessing, identifying and managing cybersecurity risks, which are built into our information technology function and are designed to safeguard our information assets and operations from internal and external cyber threats, including protecting employee and patient information from unauthorized access to or attacks on our networks and systems. These processes include physical, procedural and technical safeguards, response plans, regular tests on our systems, incident simulations and routine reviews of our policies and procedures to identify risks and enhance our practices. We also employ processes to identify material risks from cybersecurity threats associated with our use of third-party service providers.

We have engaged external parties, including risk management consultants and computer security firms, to enhance our cybersecurity oversight. In an effort to deter and detect cyber threats, we periodically provide training programs to our employees on issues related to privacy and data protection, cybersecurity risks, and the importance of reporting all incidents immediately. Topics include identifying phishing, password protection, securing confidential data, and mobile security. In addition, we use technology-based tools to mitigate cybersecurity risks and to bolster our employee-based cybersecurity programs. We also perform annual vulnerability assessments, conducted by independent, third-party cybersecurity firms.

Code of Ethics and Business Conduct and Insider Trading Policy

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial and accounting officer, and other senior financial officers, or persons performing similar functions. The Company intends to disclose any amendments to its Code of Ethics and Business Conduct, or any waivers of the requirements thereof, on its website at the address and location specified below, to the extent permitted or required by applicable SEC rules.

We have also adopted a Statement of Insider Trading Policy and Related Trading Procedures governing the purchase, sale, and other dispositions of our securities that is applicable to our directors, officers, and employees. We believe that our insider trading policy and procedures are reasonably designed to promote compliance with the insider trading laws, rules and regulations that apply to the Company.

We make our Code of Ethics and Business Conduct and our Statement of Insider Trading Policy and Related Trading Procedures available free of charge on our website at www.cytodyn.com under the Investors/Corporate Governance tabs.

Anti-Hedging Policy

The Board has adopted a policy that prohibits our employees (including officers) and directors, or any of their designees, from engaging in transactions in our capital stock that could create the appearance of misalignment between an employee or director and stockholders and/or create a heightened compliance risk. Engaging in transactions or purchasing financial instruments that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any securities of the Company held by our employees or directors is prohibited. Prohibited transactions include, but are not limited to, zero-cost collars and forward sale contracts.

Director Independence

We are not a “listed issuer” as that term is used in Regulation S-K Item 407 adopted by the SEC. However, in determining director independence, we use the definition of independence in Rule 5605(a)(2) and Rule 5605(c)(2) of the listing rules of The Nasdaq Stock Market (the “Nasdaq Rules”).

The Board has determined that all of our current directors, Ms. Urbach, Drs. Brunke and Ndhlovu, and Messrs. Dunlap and Simes, are independent as defined in the Nasdaq Rules and none of them otherwise has a relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment in carrying out the responsibilities of a director. See also “Related Person Transactions” below.

Dr. Ndhlovu served on the Company’s Scientific Advisory Board for a period of time. As compensation for that service, Dr. Ndhlovu was granted an option to purchase 50,000 shares of common stock with an exercise price of $3.36 per share that will expire on August 31, 2030, and an option to purchase an additional 50,000 shares of common stock with an exercise price of $0.50 per share that will expire on September 6, 2032. The awards were not subject to disclosure under Regulation S-K Item 404(a), but the Board took them into consideration in determining that Dr. Ndhlovu is independent under the Nasdaq Rules.

Committees of Our Board

Our Board’s committee structure currently consists of three principal committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Our Board has adopted a written charter for each of its committees. A copy of each committee’s charter is available on our website at www.cytodyn.com under the Investors/Corporate Governance tabs. A brief description of the composition and the primary responsibilities of our committees is set forth below.

Audit Committee

The primary role of the Audit Committee is to oversee the Company’s financial reporting and disclosure process. The Audit Committee is responsible for overseeing the work done by our independent auditors and reviewing and discussing with management and the independent auditors the adequacy and effectiveness of our financial reporting process, the annual audited financial statements, and the results of the annual audit. The Audit Committee is also responsible for reviewing and approving in advance all contemplated related-party transactions such as those described under “Related Person Transactions” below. The Audit Committee held four meetings during the 2026 fiscal year to review our financial statements with the auditors following the end of each fiscal quarter prior to their inclusion in reports filed with the SEC.

The members of our Audit Committee are currently Mr. Dunlap, Chair, Ms. Urbach, and Mr. Simes, each of whom is an independent director. The Board has determined that each current member of the Audit Committee is financially sophisticated under the Nasdaq Rules. The Board has also determined that Mr. Dunlap is an “audit committee financial expert” as defined in Regulation S-K Item 407(d)(5)(ii) adopted by the SEC. All current members of the Audit Committee are considered independent because they satisfy the independence requirements prescribed by the Nasdaq Rules, including those set forth in Rule 10A‑3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee

The Compensation Committee reviews and approves our overall compensation philosophy and determines base salaries and other forms of compensation to be paid to our executive officers, including cash incentive compensation and grants of options and other stock-based awards. The Compensation Committee is also responsible for making recommendations to the Board with respect to new compensation plans, including incentive compensation plans and equity-based plans, and changes in director compensation. The Compensation Committee held two meetings during the 2026 fiscal year.

Our Compensation Committee currently consists of Mr. Simes, Chair, Ms. Urbach, and Dr. Brunke, each of whom is an independent director. The Board has reviewed the source of compensation received by each director currently serving on the Compensation Committee and determined that no director receives compensation from any person or entity that would impair their ability to make independent judgments about our Company’s executive compensation. The Board has also reviewed all affiliations of the directors currently serving on the Compensation Committee with our Company and its affiliates and determined that there is no relationship that would impair their ability to make independent judgments about our Company’s executive compensation.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board, makes recommendations to the Board with regard to the size and composition of the Board and committees thereof, and evaluates the Board and its members. The Nominating and Corporate Governance Committee also assists the Board in recruiting and developing succession and continuity plans for principal officer positions. The Nominating and Corporate Governance Committee held four meetings during the 2026 fiscal year. The current members of the Nominating and Corporate Governance Committee are Ms. Urbach, Chair, Dr. Ndhlovu, and Mr. Dunlap, each of whom is an independent director.

The Nominating and Corporate Governance Committee does not have any specific, minimum qualifications for director candidates. In evaluating potential director nominees, the Nominating and Corporate Governance Committee will consider, among other factors:

•
demonstration of ethical behavior;
•
positions of leadership that demonstrate the ability to exercise sound judgment in a wide variety of matters;
•
the candidate’s ability to commit sufficient time to the position;
•
the candidate’s understanding of our business and operations; and
•
the need to satisfy independence requirements relating to Board composition.

The Nominating and Corporate Governance Committee evaluates all candidates for director thoroughly, whether they are recommended by the management team, stockholders, or third parties, in accordance with the needs of the Board and the qualifications of the candidate. Stockholders who have recommendations for future director candidates may contact the Board at the Company’s address, 1111 Main Street, Suite 660, Vancouver, Washington 98660.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee evaluates the current composition of the Board in determining whether to recommend the nomination of current directors for re-election. As authorized under its charter, the Nominating and Corporate Governance Committee, as deemed necessary, engages and works with a third-party search firm to assist the committee in locating, recruiting, and vetting potential candidates for election or appointment as directors.

The Nominating and Corporate Governance Committee considers diversity in identifying nominees for director and recognizes that maintaining a diverse membership with varying backgrounds, perspectives, skills, experiences, and other differentiating personal characteristics promotes inclusiveness, enhances the Board’s deliberations, and enables the Board to better serve as effective, engaged stewards of our stockholders’ interests.

When considering directors and nominees, the Nominating and Corporate Governance Committee and the Board focus primarily on the information disclosed in each individual’s resume, references, questionnaire, background check, and personal interview. See “Proposal 1 Election of Directors” for information regarding our five current directors, who have been recommended for re-election as directors by the Nominating and Corporate Governance Committee.

Director Compensation

During the 2026 fiscal year, our non-employee director compensation program provided for: (i) $40,000 in annual cash retainer, (ii) an additional annual cash retainer of $35,000 for service as Lead Independent Director or independent Board Chair, (iii) additional annual cash retainers for committee chairs equal to $20,000 for the Audit Committee, $15,000 for the Compensation Committee, and $10,000 for the Nominating and Governance Committee, (iv) annual cash retainers for committee members of $10,000 for the Audit Committee, $7,500 for the Compensation Committee, and $5,000 for

the Nominating and Governance Committee, and (v) an annual grant of a non-qualified stock option to purchase 574,385 shares of common stock, with an exercise price of $0.28 per share, a 10-year term, and vesting in 12 approximately equal monthly installments through March 2027.

Director compensation is evaluated on an annual basis, and decisions are made based on comparative compensation information and recommendations provided by Aon/Radford (“Aon”), the Company’s independent compensation consultant.

2026 Director Compensation Table

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director for services during fiscal year 2026:

		Stock option
Name of non-employee director	Cash fees	awards (1)(2)	Total
Tanya D. Urbach (3)	$98,498	$129,382	$227,880
Lishomwa C. Ndhlovu, M.D., Ph.D.	$45,000	$129,382	$174,382
Karen J. Brunke, Ph.D.	$47,500	$129,382	$176,882
Ryan M. Dunlap	$65,000	$129,382	$194,382
Stephen M. Simes	$65,000	$129,382	$194,382

(1)
Stock option awards represent the grant date fair value of the awards pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”), as described in Note 6 to the consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended May 31, 2026 (the “2026 Form 10-K”), to which reference is hereby made.
(2)
The shares of common stock underlying stock options held by the non-employee directors as of May 31, 2026, are shown in the table below:

Name of non-employee director	Number of shares underlying outstanding stock option awards
Tanya D. Urbach	2,533,996
Lishomwa C. Ndhlovu, M.D., Ph.D.	2,633,996
Karen J. Brunke, Ph.D.	2,458,996
Ryan M. Dunlap	2,359,719
Stephen M. Simes	2,352,397

(3)
Cash fees include annual fees for service as independent Board Chair.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

Under our Certificate of Incorporation and By-laws, the Board is authorized to set the number of directors of the Company. The Board has fixed the number of directors at five. The Board currently consists of five directors.

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated for election at the Annual Meeting the following five individuals: Tanya D. Urbach, Lishomwa C. Ndhlovu, M.D., Ph.D., Karen J. Brunke, Ph.D., Ryan M. Dunlap, and Stephen M. Simes, to hold office until next year’s annual meeting of stockholders, and until their successors are duly elected and qualified or until their earlier death, resignation or removal. If a director retires, resigns or is otherwise unable to serve before the end of his or her one-year term, the Board may appoint a director to fill the remainder of such term, reduce the size of our Board, or leave the position vacant.

The Board has affirmatively determined that each of the Board’s nominees qualifies as an independent director. None of our Board’s nominees are being elected pursuant to any arrangement or understanding between any of the Board’s nominees and any other person or persons. All of the Board’s nominees have consented to serving as a nominee, being named in this Proxy Statement, and serving as a director if elected. If all of the Board’s nominees are elected at the Annual Meeting, two of our directors will be female and one of our directors will be racially or ethnically diverse.

Nominees and their Qualifications

The following table sets forth information with respect to each person who is nominated for election as a director, including their current principal occupation or employment and age as of September 28, 2026:

				Board committees
Director name	Age	Principal occupation	Independent	Audit	Compensation	Nom/Gov
Tanya D. Urbach, Board Chair	59	Partner, Eagle Bay Advisors	Yes	M	M	C
Lishomwa C. Ndhlovu, M.D., Ph.D.	56	Professor, Immunology in Medicine and Neuroscience, Cornell University	Yes			M
Karen J. Brunke, Ph.D.	74	Independent advisor to public and private companies in the pharmaceutical industry	Yes		M
Ryan M. Dunlap	56	Chief Financial Officer, Gurobi Optimization	Yes	C		M
Stephen M. Simes	74	Independent advisor to companies and organizations in the pharmaceutical industry	Yes	M	C

C indicates chair of respective board committee.

M indicates member of respective board committee.

Tanya D. Urbach. Ms. Urbach has been a director since November 24, 2021, and has served as our Board Chair since January 24, 2022. She is currently Partner/Co-Head of Family Office Services for Eagle Bay Family Office, which provides family office and investment advisory services. Ms. Urbach also provides corporate governance, corporate finance and legal advice to Dynepic, Inc., which provides an integrated platform to power immersive training programs for companies and U.S. military forces. From November 2020 through March 31, 2021, Ms. Urbach was a sole practitioner advising broker-dealers, investment advisers and their professionals. From January 2019 through October 2020, she was a shareholder at the law firm Markun, Zusman, Freniere & Compton in Portland, Oregon. She served as General Counsel for Paulson Investment Company, LLC, a registered broker-dealer that provides investment banking services to the Company from time to time, from July 2015 until January 2019, providing advice regarding corporate governance, securities regulatory compliance, corporate finance, and other legal and securities-related issues. Ms. Urbach earned her bachelor’s degree at University of Oregon and her law degree at Lewis & Clark Law School. She served on the Executive Committee of the Oregon State Bar Securities Regulation Section from 2007 through 2015 and

2019 to 2021. She brings extensive training and expertise in the conduct of securities offerings, securities litigation, corporate finance and business growth, corporate governance, and other corporate business and legal issues to the Board.

Lishomwa C. Ndhlovu, M.D., Ph.D. Dr. Ndhlovu has been a director since November 24, 2021, and previously served on the Company’s Scientific Advisory Board. He was appointed to Weill Cornell Medicine in 2019 as Professor of Immunology in Medicine, Neuroscience and Microbiology & Immunology and is the Herbert J. and Ann L. Siegel Endowed Distinguished Professor. Before joining Weill Cornell Medicine, Dr. Ndhlovu was on the faculty at the University of Hawaii and University of California San Francisco from 2010 to 2019. He is the Director of the NIH-supported New York-New Jersey Center for Actionable NeuroHIV Biomarkers and Integrated Omics “NYJ-CAN-BIO’, focused on molecular marker discoveries that enable new diagnostics and leads to potential therapies for people living with neurological complications related to HIV, co-leader of the $26.5 million NIH-supported Martin Delaney Collaboratory, “HOPE”, testing novel approaches towards an HIV cure, the $11 million “SCORCH” consortium, investigating how substances that can lead to addiction modify effects of HIV in the brain, and was awarded the NIH MERIT award with $8 million to investigate mechanisms by which stem cell transplantation leads to HIV cure. He is a recognized expert in basic and complex translational immunology and engineered immunotherapy research. He has focused much of his work on confronting the challenges of HIV and aging, addressing molecular mechanism of HIV pathogenesis, complications, and persistence. Dr. Ndhlovu received his M.D. from the University of Zambia and his Ph.D. from Tohoku University in Japan and is an elected Fellow of the American Academy of Microbiology, member of the American Association of Physicians, Chair of The American Foundation for AIDS Research (amfAR) Research Council, Member of the NIH Office of AIDS Research Advisory Committee and Chair of the Advisory Board of Ledidi. He brings a deep understanding of central nervous system aspects of HIV and research expertise in major arenas in which the Company is studying its drug product to the Board.

Karen J. Brunke, Ph.D. Dr. Brunke was appointed as a director on April 1, 2022. Dr. Brunke has over 30 years of scientific, operational, clinical, senior executive, and corporate/business development managerial experience with large and small biotechnology companies. Most recently, she was the Executive Vice President of Corporate and Business Development at Jaguar Health, Inc. (JAGX), a biopharmaceutical company focused on medicines for gastrointestinal ailments, from September 2021 through January 2026. She also served as Acting Chief Executive Officer of Magdalena Biosciences, Inc., a joint venture between Filament Health and Jaguar Health, focused on botanical drugs for neuropsychiatric and weight maintenance indication, from January 2023 through January 2026. During her career, Dr. Brunke has served at both large and small public as well as private companies in various executive roles and has also been a business development and strategy consultant to multiple companies. She was co-founder and/or instrumental in the initiation and expansion of several startup companies, including SurroMed, Anexus Pharmaceuticals, Cardeus Pharmaceuticals, and Magdalena Biosciences. She also advised a variety of other start-ups, including Amyris Biosciences, among others. Dr. Brunke was part of the executive team that merged Mercator Genetics Inc. with Progenitor, a subsidiary of Interneuron Pharmaceuticals, in 1999 and helped take the resulting company public. Dr. Brunke was Chief Operating Officer of Anexus Pharmaceuticals, a subsidiary of the Japanese public company MediBic, responsible for in- and out-licensing assistance for Japanese companies, from 2004 through June 2006, and was founding Chief Executive Officer of Cardeus Pharmaceuticals, a neuroscience/neuropsychiatric company, from 2011 through March 2014. She started her career as a senior scientist at Sandoz Ltd., advancing to Director of the Biotechnology Research Unit in her more than decade there, where her group was among the first to develop genetically modified crop and vegetable plants which have greatly enhanced global agriculture. Dr. Brunke received her BA in Biochemistry as well as a Ph.D. in Microbiology from the University of Pennsylvania. Her post-doctoral fellowship was focused on studying gene regulation at the Institute for Cancer Research, Fox Chase. Her many years of service in executive management, business development, operations, and corporate development roles at biotechnology companies are of valuable assistance to the Board.

Ryan M. Dunlap. Mr. Dunlap was appointed as a director effective August 24, 2022. Mr. Dunlap has over 29 years’ experience in finance and operations leadership, developing significant expertise in strategy setting, improving operational efficiency and effectiveness, fundraising and investor relations, financial reporting and compliance, and risk management. Mr. Dunlap joined Gurobi Optimization, a company that offers customers a mathematical optimization solver to address business problems, in October 2019. Prior to that, he was CFO beginning in January 2016, as well as COO beginning in December 2017, at MolecularMD (now ICON Specialty Labs), a growth equity-backed molecular diagnostics company. Mr. Dunlap also previously served as the CFO of Galena Biopharma, Inc., a publicly traded biotechnology and pharmaceutical sales company. Earlier in his career, Mr. Dunlap held various financial and operational leadership roles in large, multinational organizations, and spent 11 years with public accounting firms such as PricewaterhouseCoopers LLP (“PwC”), KPMG, and Moss Adams, where he provided business assurance and advisory services to both public and private companies predominately in the software, technology, and life sciences industries. Mr. Dunlap earned a B.S. degree in Accounting from the University of Oregon and is an active licensed CPA in the state of Oregon. His expertise as an “audit committee financial expert,” particularly in matters faced by the audit committee of a biotechnology company, as well as his significant experience in executive management, finance, operations, and strategic planning, is of valuable assistance to the Board.

Stephen M. Simes. Mr. Simes was appointed as a director effective October 13, 2022. Mr. Simes brings extensive experience to our Board through his service as CEO or a director of a number of pharmaceutical companies, both public and private. His career in the pharmaceutical industry started over 40 years ago with G.D. Searle & Co. (now a part of Pfizer Inc.). He has been an independent advisor to companies and organizations in the pharmaceutical industry since 2016 and is currently Entrepreneur in Residence at Helix 51 and the Innovation and Research Park of Rosalind Franklin University of Medicine and Science in North Chicago, Illinois. Mr. Simes was the CEO of RestorGenex Corporation from 2014 to 2016, when it was acquired by Diffusion Pharmaceuticals. From 1998 to 2013, Mr. Simes was the President and CEO of BioSante Pharmaceuticals, which was acquired by ANI Pharmaceuticals Inc. in June 2013. He previously served on the boards of directors of BioLife4D Corporation (2022 – 2026), Bio-XL Limited (2019 – 2026; chairman), Therapix Biosciences (2016 - 2020), RestorGenex Corporation (2014 - 2016), Ceregene, Inc. (2009 - 2013), BioSante Pharmaceuticals (1998 - 2013), Unimed Pharmaceuticals, Inc. (1994 - 1997), Bio-Technology General (1993 - 1995), and Gynex Pharmaceuticals, Inc. (1989 - 1993). Stephen has a BSc in Chemistry from Brooklyn College of the City University of New York and an MBA from New York University. Simes brings substantial biotech experience to the board, including in the realms of corporate governance, executive management, operations, business development, drug development and capital markets. He also has substantial experience serving on boards of both privately owned and publicly traded entities.

Vote Required

The five nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes properly cast will be elected, provided that a quorum is present at the Annual Meeting. Stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the nominees for election as directors listed below as a group, or for or withheld from each individual nominee. Shares that are not represented at the Annual Meeting, shares that are withheld, and broker non-votes will have no effect on the outcome of the election. If for some unforeseen reason a Board nominee should become unavailable for election, the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

The Board recommends that stockholders vote “FOR” the election of the five nominees named above.

PROPOSAL 2

ADVISORY VOTE ON RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

The Audit Committee has selected CBIZ CPAs P.C. (“CBIZ”) as our independent registered public accounting firm to examine our financial statements for the fiscal year ending May 31, 2027. The selection of independent auditors is not required to be submitted to a stockholder vote by our governance documents or applicable law. However, our Board considers it desirable for stockholders to vote on the selection of auditors as a matter of good corporate practice. We are submitting this proposal to our stockholders on an advisory (non-binding) basis, and the outcome of the vote will not be binding on the Company.

If our stockholders fail to ratify the appointment of CBIZ, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of CBIZ are expected to be present at the Annual Meeting, and such representatives will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required

Provided that a quorum is present, this proposal will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal. Shares that are not represented at the Annual Meeting, abstentions, and broker non-votes, if any, with respect to this proposal, will have no effect on the outcome of the voting on this proposal.

The Board recommends that stockholders vote “FOR” ratification of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for fiscal 2027.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

Under the federal securities laws and regulations, public companies are required to hold an advisory vote of stockholders to approve or disapprove the compensation of the company’s named executive officers. Public companies are also required to provide stockholders with the opportunity to vote, on an advisory basis, on how frequently they would like the company to hold an advisory vote on the compensation of executive officers. At the 2025 Annual Meeting, our stockholders approved the Board’s recommendation that an advisory vote on executive compensation be conducted annually. Accordingly, we are conducting an advisory vote to approve the compensation of our executive officers again this year. This vote is intended to consider the overall compensation of executive officers and the policies and practices described in this Proxy Statement.

A detailed description of the compensation paid to the executive officers named in the compensation tables included in this Proxy Statement appears below under the heading “Executive Compensation.”

Our philosophy is that executive compensation should align with stockholders’ interests, without encouraging excessive and unnecessary risk. During the 2026 fiscal year, the main components of executive compensation, as shown in the Summary Compensation Table in this Proxy Statement, included base salary, cash discretionary bonuses, and time-vested stock options.

This vote is advisory and therefore not binding on us, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

Provided that a quorum is present, this proposal will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal. Shares that are not represented at the Annual Meeting, abstentions, and broker non-votes will have no effect on the outcome of the voting on this proposal.

The Board recommends that stockholders vote, on an advisory basis, “FOR” the following resolution:

“RESOLVED, that the compensation paid to named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K adopted by the SEC, including the executive compensation tables and accompanying footnotes and narrative discussion, is hereby approved on an advisory basis.”

The above-referenced disclosures appear under the heading “Executive Compensation” in this Proxy Statement.

MATTERS RELATING TO THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Marcum LLP (“Marcum”) was appointed by the Audit Committee as the Company’s independent registered public accounting firm on June 28, 2024, and audited the Company’s financial statements for the fiscal year ended May 31, 2024. Marcum served as the Company’s independent registered public accounting firm until its resignation as the Company’s auditors on May 14, 2025. In advance of its resignation, Marcum advised the Company that Marcum’s attest business had been acquired by CBIZ on November 1, 2024, and that substantially all of the partners and staff of Marcum who provided attestation services had joined CBIZ as of that date. On May 14, 2025, with the approval of the Audit Committee, CBIZ was engaged as the Company’s independent registered public accounting firm for its fiscal year ended May 31, 2025.

During fiscal year 2024, as well as the subsequent interim period through May 14, 2025, the date of Marcum’s resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K), between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its report and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company did not, nor did anyone on its behalf, during the fiscal year ended May 31, 2025, and any subsequent interim period prior to the Company’s engagement of CBIZ, consult CBIZ regarding (i) the application of accounting principles to a specified transaction (completed or proposed) or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by CBIZ that CBIZ concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter being the subject of disagreement or “reportable event” or any other matter as defined in Item 304 (a)(1)(iv) or (a)(1)(v) of Regulation S-K.

As described under “Proposal 2 Advisory Vote on Ratification of Independent Registered Public Accounting Firm,” the Audit Committee has selected CBIZ to audit the Company’s annual consolidated financial statements for the fiscal year ending May 31, 2027.

Board Pre-Approval Process, Policies and Procedures

The Audit Committee’s policy is to pre-approve all engagements for audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee pre-approved 100% of the audit-related fees described below.

Fees Paid to Principal Independent Registered Public Accounting Firms

The fees charged by CBIZ, for its professional services performed relating to fiscal years 2026 and 2025 are shown in the table below:

Services rendered	2026	2025
Audit Fees (1)	$182,200	$174,850
Audit-Related Fees (2)	52,565	12,605
Total Audit and Audit-Related Fees	234,765	187,455
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$234,765	$187,455

1.
Audit fees covered the annual audit of our financial statements and quarterly reviews during the fiscal years shown.

2.
Audit-related fees related to review of our Registration Statements on Forms S-1 and S-3, related accountants’ consents, and other matters.
3.
No tax services were performed by CBIZ during fiscal years 2026 or 2025.
4.
CBIZ did not perform any other professional services during fiscal years 2026 or 2025, including non-audit services as described in paragraph (c)(4) of Rule 201 of Regulation S-X.

REPORT OF THE AUDIT COMMITTEE

For the fiscal year ended May 31, 2026, the Audit Committee met with management and our independent auditors, CBIZ, to review our accounting functions and the audit process and to review and discuss the Company’s audited financial statements for the fiscal year ended May 31, 2026. The Audit Committee discussed and reviewed with CBIZ the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, as well as the Company’s internal control over financial reporting. CBIZ also provided the written disclosures and the letter required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning CBIZ’s independence to the Audit Committee, and the Audit Committee has discussed with CBIZ its independence.

Based on its review and discussions with management and CBIZ, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Ryan M. Dunlap, Chair

Stephen M. Simes

Tanya D. Urbach

September 28, 2026

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Information about our current executive officers is set forth below:

Name	Age	Position
Dr. Jacob P. Lalezari	67	Chief Executive Officer
Robert E. Hoffman	60	Chief Financial Officer
Tyler Blok	39	Chief Legal Officer and Corporate Secretary

Jacob P. Lalezari, M.D. Dr. Lalezari has served as the Company’s Chief Executive Officer and principal executive officer since January 26, 2024, after previously serving as the Company’s Interim CEO beginning November 17, 2023. Dr. Lalezari is currently the CEO and Medical Director of Lalezari Medical Corp., dba Quest Clinical Research (“Quest”), a company he founded in 1989. Dr. Lalezari has also served as a board member and Medical Director of Siempre Unidos, a nonprofit that operates HIV and primary care treatment clinics in Honduras, since 2006, the Chief Medical Officer of Virion Therapeutics, LLC, in 2018, and a board member and the Vice President of NP2, a non-profit pharmaceutical company, since 2018. He previously served as CytoDyn’s interim Chief Medical Officer and/or Chief Science Advisor from March 2020 to November 2020. Dr. Lalezari received his M.D. from the University of Pennsylvania, his M.A. from the University of Virginia, and his B.A. from the University of Rochester. He also holds a board certification from the American Board of Internal Medicine.

Robert E. Hoffman. Mr. Hoffman has more than 30 years of financial, operations and general business experience, serving in a number of biotech executive and board roles. He has served as the Company's Chief Financial Officer since May 15, 2025. From November 2021 to October 2024, Mr. Hoffman served as President, CEO, interim Chief Financial Officer and Chairperson of the board of directors of Kintara Therapeutics, Inc., a clinical stage biopharmaceutical company previously listed on Nasdaq and focused on the development and commercialization of new cancer therapies. Mr. Hoffman previously served as Senior Vice President and Chief Financial Officer of Heron Therapeutics, Inc. (Nasdaq: HRTX), a commercial-stage biotechnology company, from April 2017 to October 2020; and as Chief Financial Officer of AnaptysBio, Inc. (Nasdaq: ANAB), a specialty pharmaceutical company, from July 2015 to September 2016. Mr. Hoffman is currently a member of the boards of directors of TuHURA Biosciences (Nasdaq: HURA), a clinical stage immuno-oncology company that acquired Kintara Therapeutics in October 2024; and Fibrobiologics, Inc. (Nasdaq: FBLG), a clinical stage company focused on treating chronic diseases. He previously was a director of Esperion Therapeutics, Inc. (Nasdaq: ESPR), a commercial stage biopharmaceutical company, from April 2025 until its acquisition in July 2026. Mr. Hoffman holds a B.B.A. from St. Bonaventure University.

Tyler Blok. Mr. Blok has served as the Company’s in-house legal counsel since July 25, 2022, was appointed by the Board as Executive Vice President of Legal Affairs effective August 15, 2023, and later Chief Legal Officer effective September 27, 2024. Prior to joining the Company, Mr. Blok was an attorney at Buckley Law P.C., from 2021 to 2022, working in the firm’s business and transactional practice group, representing corporate clients in the mergers and acquisitions process, and advising business clients in relation to corporate governance matters. From 2013 to 2021, Mr. Blok worked at Markun Zusman Freniere & Compton LLP as both a law clerk and an attorney, later associating with TT&E Law Group LLP (2020 - 2021), where he represented various corporate clients in arbitration matters, complex commercial disputes, securities litigation, and regulatory examination and enforcement matters. Mr. Blok earned his bachelor’s degree at Western Oregon University and his law degree at Lewis & Clark Law School.

EXECUTIVE COMPENSATION

Summary of our Executive Compensation Program

The following summary of the Company’s executive compensation program provides information regarding the compensation awarded to, earned by, or paid to the three individuals who served as executive officers of the Company during our fiscal year ended May 31, 2026. We refer to these three individuals as our “named executive officers.”

Executive Compensation Policies and Procedures

Our Company believes that our executive compensation program should be designed to attract, motivate, and retain highly qualified executives by paying them competitively and rewarding and encouraging individual and superior company performance, on both a short- and long-term basis, thereby aligning our executives’ behavior with long-term stockholder interests. The Board’s Compensation Committee is tasked with reviewing compensation policies and practices applicable to all executive officers. Effective July 2, 2021, the Compensation Committee adopted a written policy regarding executive compensation to govern the committee in making its determinations and fulfilling its responsibilities. Under the policy, the Compensation Committee will:

•
be composed of at least three members who are independent directors as provided under the Nasdaq Rules or rules of another applicable national securities exchange on which the Company’s stock is listed;
•
select and engage one or more independent compensation advisors and receive written recommendations from such advisors to assist the Compensation Committee in determining types and levels of compensation for executive officers and non-employee directors on an annual basis;
•
assess the compensation levels and composition of the Company’s peer group annually, based on factors the Compensation Committee deems relevant after discussion with its independent compensation advisor(s), and consider for selection as peers, as deemed appropriate by the Compensation Committee, companies that are operating in the same industries as the Company and have similar market capitalization;
•
consider and approve the compensation elements of the Company’s executive officers annually, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation, and the composition of executive compensation in terms of base salary, deferred compensation, performance-based compensation, equity-based compensation, and other benefits to be provided to executive officers; this decision-making process will be followed once per year for each element, including evaluation of the achievement of goals for the most recent performance period(s) and establishment of goals for the ensuing performance period(s);
•
consider and approve the annual compensation for non-employee directors for each fiscal year, including cash retainers for service as directors and as members of Board committees, equity-based compensation, and other benefits to be provided to non-employee directors; and
•
refrain from recommending or approving bonuses to non-employee directors based on Company performance.

The policy expressly permits the Compensation Committee to make decisions regarding executive or director compensation in connection with the addition of new directors, the hiring of new executive officers or promotion of existing executive officers, and other circumstances that are, in the judgment of the Compensation Committee, exceptional. All decisions of the Compensation Committee are reported to our Board.

Role of Independent Compensation Consultant

The Compensation Committee has the sole authority and responsibility to select, retain, and terminate its independent compensation advisors and to approve their fees and terms of engagement. The Compensation Committee initially selected Aon, a leading provider of executive compensation consulting services, as its independent compensation consultant in April 2021, based on its experience in developing independent, comparative compensation analyses by industry. The Compensation Committee has renewed its annual engagement of Aon in each subsequent fiscal year. In March 2026, at the request of the Compensation Committee, Aon conducted its annual review and presented updated salary, target cash incentive, and equity award information for fiscal year 2026, compared to the companies in a peer group recommended by Aon and approved by the Compensation Committee in June 2025. The peer group comprised 19 publicly traded, pre-commercial biotechnology companies, and the primary considerations in formulating the group included, but were not limited to companies: in Phase 1 and/or 2 with less than five drugs in development, with less than 100 employees, with less than $100M in revenue, and with less than $100M in cash and/or cash equivalents. The Committee’s determinations regarding the Company’s executive compensation program for fiscal 2026 discussed below were based upon information and recommendations provided by Aon.

Base Salaries

Based on comparative compensation information and recommendations provided by Aon, an independent compensation consultant, the Compensation Committee approved executive officer base salaries in each case effective March 20, 2026 as follows: Dr. Lalezari’s annual base salary as CEO was increased from $400,000 to $450,000, placing him at just below the 25th percentile for comparable positions in the Company’s peer group; Mr. Hoffman’s annual base salary as CFO was maintained at $450,000, remaining between the 50th and 75th percentile for comparable positions in the Company’s peer group; and Mr. Blok’s annual base salary as Chief Legal Officer was increased from $365,000 to $391,900, placing him at just below the 50th percentile for comparable positions in the Company’s peer group. The Committee's decisions took into account that certain executives were serving in multiple key roles.

Annual Cash Incentive Plan and Cash Bonuses

Annual cash incentives are paid based on the Compensation Committee’s determinations regarding the satisfaction of corporate or individual performance goals, if any, established by the committee and the committee’s evaluation of the individual performance of each executive officer in its sole discretion. Target amounts services during fiscal year 2026 were set at 50% of base salary for Dr. Lalezari and at 40% of base salary for Mr. Hoffman and Mr. Blok.

In June 2026, the Compensation Committee met to discuss the attainment of fiscal 2026 performance goals that had been approved by the committee in August 2025. The performance goals established for Dr. Lalezari, Mr. Hoffman, and Mr. Blok generally mirrored the strategic corporate goals approved by the Board for the Company. The Compensation Committee concluded that the majority of the performance goals had been met and that the executive officers had made exemplary efforts during fiscal year 2026 that improved the Company’s prospects in future years. Accordingly, the Compensation Committee approved the payment of a discretionary bonus to Dr. Lalezari, Mr. Hoffman, and Mr. Blok in the amount of $200,000 to each, respectively. All decisions considered foundational information and recommendations provided by Aon, accounted for certain executives serving in multiple key roles, and further considered that the executive management team had met, or exceeded, a number of performance goals relating to progress made in the company’s Phase 2 study, significant development towards strategic partnerships and/or supply agreements with third-parties to further the Company’s studies, as well as the favorable resolution of then-pending legal matters.

Long-Term Equity Incentives

We provide long-term incentives to our named executive officers under the Company’s Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”). Equity awards during fiscal year 2026 were granted based on advice from Aon regarding the predominant practices of pre-revenue biotech companies and primarily took the form of grants of nonqualified stock options. Stock options provide both our executives and employees with opportunities for financial gain derived from the potential appreciation in stock price from the date the option is granted until the date the option is exercised. Stock options are granted with an exercise price equal to or above the closing sale price of our common stock on the OTCQB, on the grant date. The long-term performance of the Company ultimately determines the value of stock options, as the realization of gain from stock option exercises is dependent on appreciation in the price of our common stock. We believe stock options encourage and incentivize our executives and employees to focus on creating shareholder value. Additionally, nonqualified stock options do not provide holders with the tax advantages afforded to holders of incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended; rather, they benefit the Company by permitting it to deduct compensation expense for tax purposes when options are exercised in an amount equal to the compensation income recognized by the option holder. Among other guidelines and mandates provided in the Compensation Committee’s charter, the Committee’s policy is to avoid granting stock options during time periods in which the Company is in possession of material nonpublic information.

During fiscal year 2026, the Compensation Committee granted nonqualified stock options with a 10-year term to the Company’s executive officers as follows: Dr. Lalezari, 4,874,691 shares; Mr. Hoffman, 4,874,691 shares; and Mr. Blok, 3,249,794 shares. All decisions were made based upon information and recommendations provided by Aon, and accounted for certain executives serving in multiple key roles. Consistent with the Company’s standard executive employee grants, 25% of the options granted to Dr. Lalezari, Mr. Hoffman, and Mr. Blok will vest on March 20, 2027, and the balance in equal monthly installments through March 20, 2030, subject to Continuous Service (as the term is defined in the 2012 Plan).

The values reported for stock option awards represent the aggregate grant-date fair value of such awards calculated in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”). For purposes of determining grant-date fair value, the Company uses the Black-Scholes option-pricing model (“Black-Scholes”).

Black-Scholes uses the following inputs: the market price of the Company’s common stock on the grant date, the exercise price of the option, the expected term of the option, expected stock-price volatility, the risk-free interest rate and expected dividend yield.

The grant-date fair value reported for an option award does not represent cash paid to the recipient and does not represent the amount the recipient will realize from the award. At the time an option is granted, the recipient receives only the contractual right to purchase shares in the future at the specified exercise price, subject to applicable vesting and other conditions. The ultimate economic value, if any, realized from an option depends principally upon the market price of the Company’s common stock at the time the option is exercised.

Accordingly, there may be a substantial difference between the grant-date fair value reported for accounting and executive-compensation disclosure purposes and the value, if any, ultimately realized by the recipient. The Black-Scholes valuation should therefore be understood as a grant-date estimate prepared in accordance with applicable accounting requirements rather than a prediction of the future value of the award or a representation of compensation actually received by the option holder.

In connection with his hiring in May 2025, Mr. Hoffman also received an award of performance stock units ("PSUs") under the 2012 Plan relating to 3,500,000 shares of the Company's common stock, with vesting based on the earlier to occur of (i) 30 calendar days after the effective date of the Company's successful uplisting from the OTCQB to a major U.S. securities exchange, or (ii) a Change of Control (as defined in the 2012 Plan). The PSUs remain unvested and outstanding in full.

All active outstanding stock options and PSUs, if any, held by the three executive officers are included in the table under the heading “Outstanding Equity Awards at 2026 Fiscal Year-End” below.

Executive Compensation Tables

The following table sets forth information regarding the compensation awarded or paid to, or earned by, each individual who served as an executive officer of the Company during our fiscal year ended May 31, 2026. The amounts shown are for full fiscal year(s) during which the officer was employed by the Company.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock awards ($)(4)	Stock option awards ($)(5)	Non-equity incentive plan compensation ($)(6)	All other compensation ($)(7)	Total ($)
Jacob P. Lalezari, M.D.	2026	409,896	200,000	—	1,208,184	—	15,318	1,833,398
Chief Executive Officer	2025	400,000	30,000	—	342,000	—	11,850	783,850
Robert E. Hoffman(1)	2026	450,000	225,000	—	1,208,184	—	16,425	1,899,609
Chief Financial Officer	2025	20,000	—	—	368,526	—	—	388,526
Tyler Blok(2)	2026	370,324	200,000	—	805,456	—	15,519	1,391,299
Chief Legal Officer	2025	365,000	15,000	—	142,500	—	9,994	532,494

(1)
Mr. Hoffman was appointed as Chief Financial Officer effective May 15, 2025.
(2)
Mr. Blok served as Executive Vice President of Legal Affairs until September 26, 2024, and was appointed as Chief Legal Officer effective September 27, 2024.
(3)
See “Annual Cash Incentive Plan and Cash Bonuses” above.
(4)
PSUs awarded to Mr. Hoffman in fiscal year 2025 were deemed to have zero grant date fair value based on the probable outcome of the performance conditions on the grant date. The value of the PSUs at the grant date, assuming the performance conditions were met at the maximum level (100%), was $1,435,000.
(5)
Stock option awards represent the aggregate grant date fair value of the awards pursuant to ASC 718, as described in Note 6 to the consolidated financial statements included in the 2026 Form 10-K.
(6)
No non-equity incentive plan compensation was paid to the named executive officers for services in fiscal years 2026 or 2025.
(7)
Represents our qualified non-elective contributions to the Company’s 401(k) employee savings plan. The total value of all personal benefits received by any named executive officer was less than $10,000 during each fiscal year.

Outstanding Equity Awards at 2026 Fiscal Year-End

The table below shows equity awards held by our named executive officers as of May 31, 2026.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(8)
Jacob P. Lalezari, M.D.	1,625,000	1,375,000	(1)	$0.21	3/7/2034
	1,500,000	1,500,000	(2)	$0.13	10/28/2034
	—	4,874,691	(3)	$0.28	3/20/2036
Robert E. Hoffman	270,833	729,167	(4)	$0.41	5/15/2035
	—	4,874,691	(3)	$0.28	3/20/2036
						3,500,000	1,050,000
Tyler Blok	624,992	625,008	(2)	$0.13	10/28/2034
	150,000	—		$0.35	11/1/2032
	749,992	250,008	(5)	$0.21	1/3/2034
	93,749	4,168	(6)	$0.21	7/25/2032
	—	3,249,794	(7)	$0.28	3/20/2036

Note: All awards in the table are subject to forfeiture in the event Continuous Service, as the term is defined in the 2012 Plan, terminates prior to the applicable vesting date.

(1)
Vests in 22 equal monthly installments beginning on June 7, 2026.
(2)
Vests in 24 equal monthly installments beginning on June 30, 2026.
(3)
1,218,672 options will vest on March 20, 2027. The balance will vest in 36 equal installments beginning on April 30, 2027.
(4)
Vests in 35 equal installments beginning on June 30, 2026.
(5)
Vests in 12 equal monthly installments beginning on June 30, 2026.
(6)
Vests in 2 equal monthly installments beginning on June 30, 2026.
(7)
812,448 options will vest on March 20, 2027. The balance will vest in 36 equal installments beginning on April 30, 2027.
(8)
Based on closing price of common stock on May 31, 2026, of $0.30 per share.

Pay Versus Performance

The following table presents information regarding our executive compensation pay relative to corporate performance of our principal executive officers (“PEOs”), and non-PEO named executive officers (“non-PEO NEOs”) for fiscal years 2026, 2025, and 2024.

Year	Summary Compensation Table Total For Jacob Lalezari ($)	Compensation Actually Paid To Jacob Lalezari(4) ($)	Summary Compensation Table Total For Antonio Migliarese ($)	Compensation Actually Paid To Antonio Migliarese(4) ($)	Summary Compensation Table Total For Cyrus Arman ($)	Compensation Actually Paid To Cyrus Arman(4) ($)	Average Summary Compensation Table Total For Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)	Net Income (Loss) (In Thousands) ($)
2026(1)	1,833,398	1,537,230	—	—	—	—	1,645,454	1,514,525	88.08	(42,699)
2025 (2)	783,850	1,314,782	—	—	—	—	499,007	529,543	209.94	3,745
2024(3)	685,366	636,594	483,241	(9,545)	387,587	185,833	397,114	376,750	61.53	(49,841)

(1)
Dr. Lalezari served as the Company's PEO for the 2026 fiscal year, and Mr. Blok and Mr. Hoffman were the Company's non-PEO NEOs.

(2)
Dr. Lalezari served as the Company’s PEO for the 2025 fiscal year, and Mr. Blok, Mr. Cohen, and Mr. Hoffman were the Company’s non-PEO NEOs.
(3)
Dr. Lalezari, Mr. Migliarese, and Dr. Arman each served as the Company’s PEO for a portion of the 2024 fiscal year, and Mr. Blok and Mr. Cohen were the Company’s non-PEO NEOs.
(4)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in the tables below.

Compensation Actually Paid reflects adjustments to the values of awards of stock options shown in the Summary Compensation Table for the 2026 fiscal year as set forth in the tables below.

PEO Year	Summary Compensation Table Total ($)	Change in Fair Value of Equity Awards Granted during Year that Remained Unvested at Year-end ($)	Change in Fair Value of Unvested Equity Awards From Prior Year-End to Current Year-end ($)	Change in Fair Value of Unvested Equity Awards that Vested During Year from Prior Year-end to Vesting Date ($)	Dividends Paid on Awards During Year Prior to Vesting Date ($)	Deduction for Fair Value of Awards Granted in Prior Years that Were Forfeited During Year ($)	Compensation Actually Paid ($)
2026 – Jacob Lalezari	1,833,398	(77,837)	(129,317)	(89,014)	—	—	1,537,230
2025 – Jacob Lalezari	783,850	344,504	189,754	(3,326)	—	—	1,314,782
2024 – Jacob Lalezari	685,366	(48,772)	—	—	—	—	636,594
2024 – Antonio Migliarese	483,241	—	—	(27,661)	—	(465,125)	(9,545)
2024 – Cyrus Arman	387,587	(13,349)	—	(20,301)	—	(168,104)	185,833

NON-PEO NEOS YEAR	Average Summary Compensation Table Total ($)	Average Change for Year-end Fair Value of Equity Awards Granted during Year that Remained Unvested at Year-end ($)	Average Change in Fair Value of Unvested Equity Awards From Prior Year-End to Current Year-end ($)	Average Change in Fair Value of Unvested Equity Awards that Vested During Year from Prior Year-end to Vesting Date ($)	Average Dividends Paid on Awards During Year Prior to Vesting Date ($)	Average Deduction for Fair Value of Awards Granted in Prior Years that Were Forfeited During Year ($)	Average Compensation Actually Paid ($)
2026	1,645,454	(64,864)	(41,349)	(24,716)	—	—	1,514,525
2025	499,007	12,999	17,230	307	—	—	529,543
2024	397,114	(14,832)	(4,662)	(870)	—	—	376,750

Additional Compensation Information

Employee Pension, Profit Sharing or Other Retirement Plans

Effective January 1, 2010, we adopted an employee savings plan pursuant to Section 401(k) of the Internal Revenue Code (the “401(k) Plan”) and covering substantially all employees. We make “safe harbor” qualified non-elective contributions, which vest immediately, equal to 3% of each participant’s salary, up to the maximum limit permitted under Section 401(k). In addition, participants in the 401(k) Plan may contribute a percentage of their compensation, up to the maximum limit under the Internal Revenue Code. We do not have any other defined benefit pension plan or profit sharing or retirement plan.

Employment Agreements

The Company has entered into employment agreements with Dr. Lalezari, Mr. Hoffman and Mr. Blok that provide for an indefinite term of employment until terminated under the terms of the agreement, payment of a base salary (as adjusted by the Compensation Committee from time to time), a target bonus under the Company’s annual cash incentive plan described above, equity awards under the 2012 Plan (or any successor plan) as determined by the Compensation Committee, and benefits generally made available to the Company’s senior leadership.

Our current executive officers are eligible to participate in our short- and long-term incentive plans, with a target annual bonus equal to a percentage of annual base salary, as set by the Compensation Committee. The actual amount of the target awards paid is based on the Compensation Committee’s evaluation of the level of achievement of related performance goals or individual performance and are payable, as determined by the Compensation Committee, either in cash in full, or 50% in cash and 50% in unrestricted shares of common stock. The executive must remain actively employed by the Company through the date of a cash incentive payment to be entitled to payment.

Payments upon Termination of Employment, Death or Disability, or Change in Control

Mr. Hoffman and Mr. Blok are each entitled to severance or similar benefits upon termination of employment. Under Mr. Hoffman’s employment agreement, in the event we terminate his employment without cause in the absence of a change in control, and subject to his execution and non-revocation of a release of claims and continued compliance with certain restrictive covenants, he will be entitled to (x) during the first six months of employment, six payments based on his then base salary rate beginning on the first payroll date that is 60 days following termination of employment and (y) thereafter, one additional monthly payment for each additional month of employment up to a maximum of six additional monthly payments, in each case payable in regular installments in accordance with the Company’s regular payroll schedule. Mr. Blok’s employment agreement provides for similar terms, except that he will be entitled to (x) a lump sum payment equal to the sum of three months of base salary plus (y) payments equal to nine months of base salary payable in regular installments in accordance with the Company’s regular payroll schedule. In each case, the payments may, at the discretion of the Compensation Committee, be made in whole or in part through the issuance of shares of common stock. The total payments may not exceed the maximum amount qualified for the exemption from Section 409A of the Internal Revenue Code governing deferred compensation (the “Severance Limit”). Unless otherwise provided in an award agreement, outstanding and unvested stock awards held by Messrs. Hoffman and Blok will be forfeited to the extent not vested prior to termination.

In the event we terminate the employment of Mr. Hoffman or Mr. Blok, without cause, or the executive resigns for good reason, within 12 months following a change in control, and subject to his execution and non-revocation of a release of claims, (x) Mr. Hoffman’s employment agreement provides for a lump sum payment 60 days thereafter equal to eight months of base salary, followed by a lump sum payment equal to 10 months of base salary payable 270 days following termination of employment, and (y) Mr. Blok’s employment agreement provides for a lump sum payment 60 days following termination of employment equal to 18 months of base salary; provided that the total of such payments, in each case, may not exceed the Severance Limit. Also, all then outstanding and unvested stock awards will be deemed to vest immediately prior to termination of employment as described in the preceding sentence and (if applicable) become immediately exercisable, unless otherwise provided in an award agreement. The definitions of certain terms used in Mr. Hoffman’s and Mr. Blok’s employment agreements are summarized below:

“Cause” generally means fraudulent or similar acts intended to enrich the executive personally to the detriment or at the expense of the Company; willful failure to perform the duties or obligations reasonably assigned to the executive; a material breach of the confidentiality or non-competition provisions of the employment agreement; conviction of or guilty plea to a crime involving a felony or a misdemeanor involving dishonesty or moral turpitude; and other willful engagement in misconduct, including conduct reasonably likely to result in negative publicity for the Company or harm to its reputation.

“Good reason” generally means a material reduction in the executive’s authority, duties, or responsibilities; a material decrease in the executive’s base salary (with certain exceptions); a material breach of the employment agreement by the Company; or a relocation of his principal place of employment by a distance of more than 50 miles.

“Change in control” generally means the acquisition by a person or group of more than 50% of the total fair market value or total voting power of our outstanding stock; the replacement of a majority of the members of the Board during any 12-month period (unless endorsed by a majority of the existing directors); or the acquisition by a person or group of assets representing at least 40% of the total gross fair market value of our assets.

Upon either Mr. Hoffman’s or Mr. Blok’s death or disability, the Company will satisfy its accrued obligations to pay their salary and benefits through the date of the event.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding stock options, RSUs and PSUs, as well as shares reserved for future issuance under our 2012 Plan, as of May 31, 2026.

Plan category	Number of securities to be issued upon exercise or vesting of awards (a)		Weighted average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	52,906,076	(1)	$0.34	6,069,025	(2)
Equity compensation plans not approved by stockholders (3)	750,000		$1.84	—
Total	53,656,076		0.36	6,069,025

(1)
Represents outstanding stock options, and PSUs granted to current or former employees, consultants, and directors of the Company pursuant to the 2012 Plan. With regard to the 3,500,000 PSUs included in the total, no exercise price is paid upon vesting.
(2)
Represents shares available for future awards under the 2012 Plan that may be in the form of stock options, stock appreciation rights, restricted stock, RSUs, or other stock-based awards. The number of shares available for issuance automatically increases on June 1 of each calendar year in an amount equal to one percent of the Company’s total outstanding shares, unless the Company’s Board of Directors determines, before the immediately preceding fiscal yearend, that there should be a smaller or no increase. Pursuant to this provision, the number of shares covered by the 2012 Plan was increased by 13,735,175 shares effective June 1, 2026, which are not reflected in the table.
(3)
Represents outstanding stock options granted as compensation for certain consulting or advisory services provided to the Company by independent contractors and by members of our Scientific Advisory Board outside of the 2012 Plan.

RELATED PERSON TRANSACTIONS

We describe below each transaction or series of similar transactions, since June 1, 2024, to which we were a party or will be a party, in which:

•
the amounts involved exceeded or may exceed $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, at any time since June 1, 2024, had or will have a direct or indirect material interest.

The Audit Committee of the Board reviews and approves all related party transactions in accordance with the Company’s Related Party Transactions Policy, which is available on our website, www.cytodyn.com/investors. Generally, it is the Company’s policy to enter into or ratify related party transactions only when the Board, acting through the Audit Committee, determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders. Specifically, when reviewing a related party transaction, the Audit Committee considers all relevant factors, including but not limited to (if and to the extent possible): the benefits to the Company; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. We believe the terms of the related party transactions described below were comparable to terms we could have obtained in arm’s length dealings with unrelated third parties.

Dr. Lalezari, the Company’s current CEO, owns Lalezari Medical Corp., dba Quest Clinical Research (“Quest”). In the years prior to Dr. Lalezari’s appointment as CEO, Quest was one of several clinical locations for the Company’s past COVID19 clinical trials. The Company entered into a Clinical Trial Agreement (“CTA”) with Quest in relation to said clinical trials. Each CTA was negotiated in the ordinary course of business by the Company’s former CRO, years before Dr. Lalezari’s appointment as CEO of the Company, and the operational and financial terms of the CTA with Quest were comparable to the terms available to unrelated clinical locations. Dr. Lalezari was not employed by the Company at the time period of the trials. Since June 1, 2024, the largest total balance owed by the Company to Quest was approximately $0.4 million. Since June 1, 2024, the Company has paid Quest approximately $0.2 million for its services in conducting clinical trials of leronlimab. In addition, since Dr. Lalezari became CEO in November 2023, the Company has incurred approximately $58,135 for services performed at Quest, as conducted by an independent contractor serving as the designated principal investigator. As of August 31, 2026, the total outstanding balance owed by the Company to Quest was approximately $0.2 million.

STOCK OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of common stock as of September 15, 2026, by (i) each of our directors; (ii) each of our named executive officers; and (iii) our current executive officers and directors as a group. To our knowledge, as of September 15, 2026, there were no beneficial owners of more than 5% of our outstanding common stock.

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership (1)	Total (2)
Directors and Named Executive Officers:
Jacob Lalezari, M.D.(3)	3,812,500	*
Robert Hoffman(3)	354,165	*
Tyler Blok(4)	1,859,614	*
Tanya Durkee Urbach (5)	2,456,779	*
Lishomwa C. Ndhlovu, M.D., Ph.D. (3)	2,394,666	*
Karen J. Brunke, Ph.D.(3)	2,219,666	*
Ryan Dunlap(3)	2,120,389	*
Stephen M. Simes(3)	2,113,067	*
Current directors and executive officers as a group (8 persons)(6)	17,330,846	1%

* Less than 1% of the outstanding shares of common stock.

(1)
Beneficial ownership includes shares of common stock as to which a person or group has sole or shared voting power or investment power. Beneficial ownership also includes shares subject to stock options, warrants, or other rights to acquire shares that are exercisable currently or within 60 days following September 15, 2026; such shares are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such stock options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage of any other person. Unless otherwise stated, numbers represent shares of common stock.
(2)
Percentages are based on 1,460,920,281 shares of common stock outstanding as of September 15, 2026.
(3)
Represents shares subject to stock options.
(4)
Includes 1,859,364 shares subject to stock options.
(5)
Includes 2,294,666 shares subject to stock options.
(6)
Includes 17,168,483 shares subject to stock options.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires directors, officers and beneficial owners of more than 10 percent of the Company’s common stock (a “10% Stockholder”) to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of those reports, all Section 16 reporting persons complied with all applicable Section 16(a) filing requirements during the fiscal year ended May 31, 2026.

OTHER MATTERS

Management is not aware of any matters to be brought before the Annual Meeting other than those discussed above. Pursuant to the Company’s By-laws, only those matters set forth in the notice of the Annual Meeting may be considered or acted upon at the meeting.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Communications by stockholders to the Board should be submitted in writing to the Board of Directors, c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660. Communications to individual directors or committees should be sent to the attention of the intended recipient. Communications will be forwarded to the chair of the Audit Committee, who will be primarily responsible for monitoring communications to the Board (or its members or committees) and for forwarding communications as he or she deems appropriate. Communications will not be forwarded if they do not appear to be within the scope of the Board’s (or such other intended recipient’s) responsibilities or are otherwise inappropriate or frivolous.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Attn. Corporate Secretary, CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660, or by phone at (360) 980‑8524. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of the Company’s proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

For the 2027 Annual Meeting of Stockholders, pursuant to our By-laws, nominations for election as directors and proposals to take action at the meeting may be made by any stockholder of record who is entitled to vote at the meeting and who delivers timely written notice. To be considered timely, the notice must be received by the close of business on July 23, 2027, through August 22, 2027, inclusive; provided that, if the 2027 Annual Meeting is not first convened between October 21, 2027, and January 19, 2028, inclusive, then the notice must be delivered prior to the later of the close of business on (x) the 90th day prior to the meeting date or (y) the 10th day following the first public announcement of the meeting date.

In order to be eligible for inclusion in our proxy materials for the 2027 Annual Meeting of Stockholders, pursuant to Rule 14a-8 under the Exchange Act, any stockholder proposal to take action at such meeting must have been received by the close of business on May 31, 2027. Any such proposal is required to comply with the SEC’s rules governing stockholder proposals submitted for inclusion in proxy materials. If we receive notice of a stockholder proposal after May 31, 2027, the persons named as proxies in the annual meeting proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposal.

In addition to satisfying the requirements of the Company’s By-laws, including the earlier notice deadlines set forth above, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of nominees for election as director other than the Company’s nominees must also provide notice that includes the information required by Rule 14a-19 under the Exchange Act by no later than September 21, 2027; provided that, if the date of next year’s annual meeting changes by more than 30 calendar days from the 2026 Annual Meeting, the notice must be provided by the later of September 21, 2027, and the 10th calendar day following the Company’s earliest public announcement of the 2027 annual meeting date.

Any nominations or proposals to take action at the 2027 Annual Meeting of Stockholders should be addressed to: Corporate Secretary, CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Company. Proxies may be solicited by mail, facsimile, telephone, telegraph, internet and in person.

The expenses of preparing, printing and distributing notices of internet availability of our proxy materials and copies of proxy materials upon request, as well as other costs of soliciting proxies, will be borne by the Company. Copies of proxy materials will be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries as requested for forwarding to the beneficial owners of shares of common stock for whom they hold shares, and the Company will reimburse them for their reasonable out-of-pocket expenses in connection therewith.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding the Company and other issuers that file electronically with the SEC at www.sec.gov. The Company’s proxy statements, annual reports on Form 10‑K, quarterly reports on Form 10‑Q, and current reports on Form 8‑K, as well as any amendments to those reports, are available free of charge through the SEC’s website.

We also maintain a website at www.cytodyn.com. You may access our proxy statements, annual reports on Form 10‑K, quarterly reports on Form 10‑Q, current reports on Form 8‑K, and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC, free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this Proxy Statement.

September 28, 2026

CYTODYN INC.

PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. Vote Your Proxy on the Internet: Go to https://AALvote.com/CYDYHave your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. As a stockholder of CytoDyn Inc., you have the option of voting your shares electronically through the internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the internet or by telephone must be received by 11:59 pm Eastern Time on November 19, 2026. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CYTODYN INC. ANNUAL MEETING OF STOCKHOLDERSNovember 20, 2026 at 9:30 am Pacific Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Tanya Durkee Urbach, Board Chair and Tyler Blok, Corporate Secretary, as proxy and attorney-in-fact, with full power of substitution, and hereby authorizes them, and either of them, to represent and to vote, as designated below, all the shares of common stock of CytoDyn Inc. held of record by the undersigned at the close of business on September 24, 2026, at the Annual Meeting of Stockholders to be held on November 20, 2026, at 9:30 am Pacific Time, or any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the meeting. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://web.viewproxy.com/CYDY/2026 by 11:59 pm ET on November 19, 2026. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled “Voting, Revocation, and Solicitation of Proxies” and “Attendance at the Annual Meeting”. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is provided, the proxies named above will vote FOR the election of all nominees for director named on the reverse and FOR Proposals 2 and 3. Signature Date Title Signature (Joint Owners) CONTROL NUMBER Address change: (If you noted any Address Changes above, please mark box.) o NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by an authorized officer or person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 20, 2026: The Proxy Statement and Annual Report are available at:https://web.viewproxy.com/CYDY/2026 PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. The Board of Directors of the Company recommends that you vote “FOR” the election of the Board’s nominees for director named below and “FOR” Proposals 2 and 3 set forth below. Please mark your votes like this  Proposal 1: Election of five (5) directors to serve on the Board of Directors until the 2027 Annual Meeting of Stockholders, until their successors are duly elected and qualified, or until their earlier death, resignation, or removal. 1. ELECTION OF DIRECTORS: (1) Tanya Durkee Urbach (2) Lishomwa C. Ndhlovu, M.D., Ph.D. (3) Karen J. Brunke, Ph.D. (4) Ryan M. Dunlap(5) Stephen M. Simes Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nomineesFOR All EXCEPT – To withhold authority to vote for one or more nominee(s), write the name(s) of such nominee(s) below. Proposal 2. Ratification, on an advisory (non-binding) basis, of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending May 31, 2027. FORoAGAINSToABSTAIN o Proposal 3. Approval, on an advisory (non-binding) basis, of our named executive officer compensation. FORoAGAINSToABSTAIN o Note: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held virtually on November 20, 2026 at 9:30 am Pacific Time This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report are available at https://web.viewproxy.com/CYDY/2026. If you want to receive a paper or email copy of these documents, you must request one by following the instructions below on or before November 12, 2026 to facilitate timely delivery. There is no charge to you for requesting a copy. Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials and voting online, and instructions for requesting paper or e-mail copies of your proxy materials are outlined in this Notice. You must use the 11-digit Virtual Control Number located in the box to attend the Annual Meeting virtually, to vote via Internet, or to request proxy materials. CONTROL NUMBER STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. To the Stockholders of CytoDyn Inc. The 2026 Annual Meeting of Stockholders of CytoDyn Inc. will be held virtually on November 20, 2026 at 9:30 am Pacific Time. As a Registered Holder, you may attend and vote your shares at the virtual Annual Meeting by registering at https://web.viewproxy.com/CYDY/2026 and using the Virtual Control Number above. Your registration must be received by 11:59 pm Eastern Time on November 19, 2026. On the day of the Annual Meeting, if you have properly registered, you may log in using the email in your registration confirmation and follow the instructions to vote your shares. Please have your Virtual Control Number with you during the Annual Meeting in order to vote. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement in the sections titled “Voting, Revocation, and Solicitation of Proxies” and “Attendance at the Annual Meeting.” The Board of Directors of the Company recommends that you vote “FOR” the election of the Board’s nominees for director named below and “FOR” Proposals 2 and 3. Proposal 1. Election of five (5) directors to serve on the Board of Directors until the 2027 Annual Meeting of Stockholders, until their successors are duly elected and qualified, or until their earlier death, resignation, or removal. 1. ELECTION OF DIRECTORS: (1) Tanya Durkee Urbach (2) Lishomwa C. Ndhlovu, M.D., Ph.D. (3) Karen J. Brunke, Ph.D. (4) Ryan M. Dunlap(5) Stephen M. Simes Proposal 2. Ratification, on an advisory (non-binding) basis, of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending May 31, 2027. Proposal 3. Approval, on an advisory (non-binding) basis, of our named executive officer compensation.Note: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet. Material for this Annual Meeting and future meetings may be requested by one of the following methods: Internet: Go to https://web.viewproxy.com/CYDY/2026Have the 11-digit Virtual Control Number available when you access the website and follow the instructions. Telephone: Call 1-877-777-2857 Toll Free E-Mail: By e-mail at: requests@viewproxy.com * If requesting material by e-mail, please send a blank e-mail with the company name and your 11-digit Virtual Control Number in the subject line. No other requests, instructions, or other inquiries should be included within this email request. CONTROL NUMBER VOTING METHODS Via Internet prior to the Annual Meeting: Go to https://AALvote.com/CYDY Have your 11-digit Virtual Control Number available and follow the prompts. Your electronic vote prior to the Annual Meeting authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned a proxy card. Via Internet during the Annual Meeting: Go to https://AALvote.com/CYDY Have your 11-digit Virtual Control Number available and follow the prompts.